PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 April 29, 1997

              -----------------------------------------------------



Solicitation and Voting of Proxies

         This Proxy Statement and the accompanying Proxy are being furnished to shareholders of Citizens Community Bancorp, Inc. ("Citizens" or the "Company"), the parent company of Citizens Community Bank of Florida (the "Bank") in connection with the solicitation of proxies by the Board of Directors to be used at the Company's Annual Meeting of Shareholders ("Annual Meeting") or any adjournment thereof, which will be held on Tuesday, April 29, 1997, at 4:00 p.m., Eastern Time at The Olde Marco Inn, 100 Palm Street, Marco Island, Florida.

         Regardless of the number of shares of common stock owned, it is important that shareholders be represented by Proxy or in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage prepaid envelope. Shareholders are urged to indicate the way they wish to vote in the space provided on the Proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted "FOR" the management director nominees set forth below, and "FOR" ratification of the appointment of Hacker, Johnson, Cohen & Grieb as the independent auditors of Citizens for the fiscal year ending December 31, 1997.

Revocation of Proxy

         A shareholder's presence at this Annual Meeting will not automatically revoke his or her Proxy. Shareholders may revoke a Proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed Proxy bearing a later date, or by attending this Annual Meeting and voting in person.

Voting Securities

         The securities which may be voted at this Annual Meeting consist of shares of common stock of Citizens ("Common Stock") with each share entitling its owner to one vote for the election of directors and any other matters that may come before the Annual Meeting. The close of business on March 14, 1997, has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and any adjournment thereof. The total number of shares of the Company's Common Stock outstanding on the record date was 772,950 shares, which are held by approximately 620 shareholders.

         The presence, in person or by Proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a


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quorum at the Annual Meeting.  In the event there are not sufficient votes for a quorum to approve any Proposal at the time of the Annual Meeting, this Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Certain Shareholders

         As of March 14, 1997, no persons or apparent groups of persons, other than Officers or Directors of the Company or the Bank, are known by management to own beneficially five percent or more of the outstanding shares of Citizens' Common Stock.


                       PROPOSAL I -- ELECTION OF DIRECTORS

         The Board of Directors of Citizens is composed of ten members, divided into three classes. The terms of each class are staggered so that approximately one-third of the directors are elected each year. There are three Class II Directors and three Class III Directors who, by virtue of their class, are not required to be elected this year. The Board has nominated four Class I Directors who will be elected to a three-year term to stand for election at this Annual Meeting.

         Management's nominees to fill the terms are Diane M. Beyer, Joel M. Cox, Sr., James S. Hagedorn, and W. Terrell Upson, each of whom are presently directors of Citizens.

         It is intended that the proxies solicited by the Board of Directors will be voted "FOR" the election of said nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend. At this time the Board of Directors knows of no reason why any nominee might not be able to serve.

         The Board of Directors recommends that shareholders vote "FOR" election of the nominees.

         The following table describes the period that each board member and each nominee has served as a director of Citizens, his position and offices held with the Company, his principal occupation or employment, and further contains information as of March 14, 1997, with respect to the beneficial ownership (as such term is defined under the Rules and Regulations of the Securities Exchange Commission) of the Company's Common Stock held by each nominee, each director, and all directors as a group.

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



                                                                           Amount and nature           Percent
Name, age, principal                                     Current             of Beneficial            of Class
occupation, directorships,              Director          Term               Ownership of             Including
and business experience                   since          Expires             Common Stock            Warrants(1)
----------------------------------------------------------------------------------------------------------------

Management's Nominees for Three-Year Term:

Class I Directors

Diane M. Beyer, Age 57                      1995          1997                 5,800(2)                  .75%
Director, Citizens Community Bank
of Florida since 1995.  Human
Resources Consultant since 1993.

Joel M. Cox, Sr., Age 52                    1995          1997                28,500(3)                 3.64%
Chairman and Director, Citizens
Community Bank of Florida since 1995.
Acting CEO Citizens Community
Bank of Florida May 1996 through
March 1997.  Vice President and
Director of Cox's Insurance Agency
since 1985.

James S. Hagedorn, Age 54                   1996          1997                10,000(4)                 1.29%
Director, Citizens Community Bank
of Florida since 1996.  CEO of
Citizens Community Bank of Florida
since March 1997.  President and
Director of Waterside Development
Corp. 1995-Present.  Chairman, President,
and CEO The Merchant Bank of Florida,
Brandon, Florida 1986-1994.  President
the Merchant Bancorporation of Florida
1986-1994.

W. Terrell Upson, Age 58                    1995          1997                 3,300(5)                 0.42%
Director, Citizens Community Bank
of Florida since 1995.  President,
Citizens Community Bank of Florida
since May 1996.  Managing Director of
the Summerlin Group, Inc. of Ft.
Myers 1995-96.  Senior Vice
President of Corporate Banking for
BancFlorida from 1992 to 1995.


                                     Page 3



                                                                           Amount and nature
Name, age, principal                                     Current             of Beneficial
occupation, directorships,              Director          Term               Ownership of              Percent
and business experience                   since          Expires             Common Stock            of Class(1)
----------------------------------------------------------------------------------------------------------------


Board Members Not Standing for Election

Class II Directors

Thomas B. Garrison, Age 50                  1995          1998                11,750(6)                 1.50%
Director, Citizens Community Bank
of Florida since 1995.  Network
Technology Manager for Barron-Collier
Companies since 1988.

Paul F. Janssens-Lens, Age 41               1995          1998                74,795(7)                 9.39%
Director, Citizens Community Bank
of Florida since 1995.  Co-Founder and
President of Soft-Art, Inc. since 1983.
President and Owner of Appletree
Management Corporation since 1994.

Dennis Lynch, Age 54                        1995          1998                29,250(8)                 3.74%
Director,  Citizens Community Bank of
Florida since 1995. Owner and President
of Dennis J. Lynch and  Associates,  a
commercial  real estate  sales agency
since 1979.

Class III Directors

Heidi J. Mayerhofer, Age 33                 1995          1999                 5,285(9)                 0.68%
Director, Citizens Community Bank
of Florida since 1995.  Co-owner and
Manager of Konrads Seafood and Grille
Room since 1992.  Co-owner and
Manager of the Bavarian Inn Restaurant
since 1986.


                                     Page 4


                                                                           Amount and nature
Name, age, principal                                     Current             of Beneficial
occupation, directorships,              Director          Term               Ownership of              Percent
and business experience                   since          Expires             Common Stock            of Class(1)
----------------------------------------------------------------------------------------------------------------


Stephen A. McLaughlin, Age 50               1995          1999               30,000(10)                 3.83%
Director, Citizens Community Bank of
Florida since 1995.  Vice President-
Administration, Citizens Community Bank
of Florida since October 1996.  Secretary/
Treasurer of Citizens Community Bancorp,
Inc. since April 1996.  Owner and Operator
of Stillwater Land & Lumber Limited,
a Maine based real estate sales and
consulting firm since 1980.

Richard Storm, Jr., Age 55                  1995          1999              210,540(11)                25.13%
Director, Citizens Community Bank
of Florida since 1995.  Owner and
President of Storm & Company, Inc.
since 1990.  Managing General Partner
of Cumberland Associates since 1985.



(1) Percentage computed on 772,950 shares issued and outstanding as of the record date of March 14, 1997, on an individual basis, plus 332,050 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's stock offering, for a total of 1,005,000 beneficial shares.

(2) Includes 1,600 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 4,200 shares owned jointly by Mrs. Beyer and her spouse.

(3) Includes 9,300 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 10,000 shares owned by the Joel M. Cox Revocable Trust for which Mr. Cox is trustee; 5,500 shares held by the Hare & Company as trustee FBO for Mr. Cox; 3,100 shares held by Cox's Insurance of which Mr. Cox is the owner; 500 shares owned by Mrs. Cox, and 100 shares owned by Mrs. Cox for Mr. and Mrs. Greene.

(4) Includes 9,000 shares owned jointly by Mr. Hagedorn and his spouse; 500 shares held by Robert W. Baird & Co. as trustee FBO James S. Hagedorn IRA; and 500 shares held by Robert W. Baird & Co. as trustee FBO for Mr. Hagedorn's spouse.

(5) Includes 1,100 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering and 2,200 shares owned individually.

(6) Includes 2,250 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 5,800 shares owned individually by Mr. Garrison; 3,200 shares held by his individual retirement account; and 500 shares held by his wife's individual retirement account.

(7) Includes 23,265 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; and 51,530 shares owned jointly by Mr. Janssens-Lens and his spouse.

(8) Includes 9,750 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 14,500 shares held by his individual retirement account; and 5,000 shares held by his wife's individual retirement account.

(9) Includes 1,725 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 3,450 shares owned jointly by Mrs. Mayerhofer and her spouse; and 110 shares held jointly with her children, Andrew and Alexis Mayerhofer.

(10) Includes 10,000 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 7,500 shares owned individually by Mr. McLaughlin; 4,000 shares held by the Stillwater Land & Lumber Limited Pension Plan of which Mr. McLaughlin is the administrator and sole beneficiary; and 8,500 shares held by the Stillwater Land & Lumber Limited Profit Sharing Plan of which Mr. McLaughlin is the administrator and sole beneficiary.

(11) Includes 69,365 shares subject to presently exercisable stock purchase warrants issued in connection with the Company's initial stock offering; 87,405 shares owned individually by Mr. Storm; 10,000 shares owned jointly by Mr. Storm and his spouse; 1,500 shares owned by Storm & Company; 26,500 shares held by the Richard Storm Profit Sharing Plan; 5,000 shares owned by the Kathleen Storm Profit Sharing Plan; 270 shares owned by his wife, Kathleen Storm; and 15,000 held by US Clearing FBO Richard Storm, Jr. profit sharing plan.

Board of Directors Meetings

         During the year ended December 31, 1996, the Board of Directors held 15 meetings. No director of the Company attended fewer than 75% of the total meetings of the Board of Directors except for Mr. Janssens-Lens who prior to the 1996 Annual Meeting was still awaiting final Federal Reserve Board approval to serve as a Director. Approval was received in March 1996.

Committees of the Board of Directors

         The Board of Directors of the Company conducts business through the following standing Committees: Executive Committee and Audit Committee.

Executive Compensation

         No officer of Citizens or the Bank received cash compensation in excess of $100,000 for the year ended December 31, 1996. W. Terrell Upson, President and Director of the Company and President and Chief Lending Officer of the Bank receives a base salary of $62,500 per year beginning January 1, 1997. In addition, Mr. Upson has options to purchase 15,000 shares at $9 per share pursuant to the 1996 Incentive Stock Option Plan of Citizens Community Bancorp, Inc., none of which are currently exercisable.

Benefits

         Insurance: Citizens' full-time officers and employees are provided hospitalization, major medical, short- and long-term disability, dental insurance, and term life insurance under group plans on generally the same basis to all full-time employees.

         Bonuses: Neither the Company nor the Bank has an established bonus policy for employees. Based upon Employment Agreements between W. Terrell Upson with the Bank, the Board of Directors may pay any one or more of them an incentive bonus based upon the attainment of profit and growth goals established by the Board for the Bank. The payment of any bonus is at the sole discretion of the Board of Directors.


                  PROPOSAL II -- RATIFICATION OF APPOINTMENT OF
                AUDITORS FOR FISCAL YEAR ENDING DECEMBER 31, 1997

         Citizens' independent auditors for the fiscal year ended December 31, 1996, were Hacker, Johnson, Cohen & Grieb. The Board of Directors has appointed Hacker, Johnson, Cohen & Grieb to be its independent auditors for the fiscal year ending December 31, 1997, subject to shareholder ratification.

       The Board of Directors recommends that shareholders vote "FOR" the ratification of the appointment of Hacker, Johnson, Cohen & Grieb as independent auditors for the fiscal year ending December 31, 1997.

Solicitation

         The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by Citizens. Proxies may be solicited by directors, officers, or regular employees of the Company or the Bank in person or by telephone, telegraph, or mail.

Shareholder Proposals

         In order to be eligible for inclusion in Citizens' Proxy material for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such Annual Meeting must be received at the Corporate Office of the Company, 650 East Elkcam Circle, Marco Island, Florida 34145 on or before January 26, 1998. Proposals must comply with the provisions of 17 C.F.R. Section 240.14a-8 ("Rule 14a") of the rules and regulations of the Securities and Exchange Commission in order to be included in the Company's Proxy materials.

         New business may be taken up at the Annual Meeting, provided the proposal is stated in writing and filed with the Secretary of the Company at least five (5) days before the Annual Meeting. Any shareholder may make any

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other  proposal  at the  Annual  Meeting  and  the  same  may be  discussed  and considered, but unless stated in writing and filed with the Company's Secretary by the above date, such proposal shall be laid over for action at an adjourned Annual Meeting or at a Special Meeting taking place 30 or more days thereafter. This provision does not prevent the consideration and approval or disapproval at the Annual Meeting of reports of officers, directors, and committees. In connection with such reports, however, no new business shall be acted upon at such Annual Meeting unless stated and filed as provided herein.

Financial Statements

         The Bank's 1996 Annual Report containing audited financial statements for the year ending December 31, 1996, accompany this Proxy Statement.

Other Matters

         The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should, however, come before the Annual Meeting, it is the intention of the persons named in the enclosed Revocable Proxy to vote the Proxy in accordance with their judgment and in the best interest of the Company.

                                   Citizens Community Bancorp, Inc.





Marco Island, Florida
March 28, 1997

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